April 27, 2026
Board of Directors
Nationwide Life Insurance Company
One Nationwide Plaza
Columbus, Ohio 43215
Re:
Nationwide Life Insurance Company
Nationwide Jefferson National VA Separate Account 1
Monument Advisor NY and Monument Advisor Select NY Individual Flexible Premium Deferred Variable Annuity Contracts
Registration Statement File No. 811-22994
Ladies and Gentlemen:
I have acted as counsel to Nationwide Life Insurance Company ("NLIC"), an Ohio insurance company, and its Nationwide Jefferson National VA Separate Account 1 (the "Separate Account") in connection with the registration of an indefinite number of securities issued through the Separate Account with the Securities and Exchange Commission under the Securities Act of 1933, as amended. I have examined the Registration Statement on Form N-4 for the Monument Advisor NY and Monument Advisor Select NY Individual Flexible Premium Deferred Variable Annuity Contracts ("Contracts"), including all related documents and exhibits, and reviewed such questions of law as I considered necessary and appropriate. On the basis of such examination and review, it is my opinion that:
(1)
NLIC is a corporation duly organized and validly existing as a stock life insurance company under the laws of the State of Ohio and is duly authorized to issue and sell life insurance and annuity contracts.
(2)
The Separate Account has been properly created and is a validly existing separate account pursuant to the laws of the State of New York.
(3)
The issuance and sale of the Contracts have been duly authorized by NLIC. The Contracts and interests therein, when issued and sold in the manner stated in the Initial Registration Statement, will be legal and binding obligations of NLIC in accordance with their terms.
(4)
To the extent so provided under the Contracts, that portion of the assets of the Separate Account equal to the reserves and other contract liabilities with respect to the Separate Account, will not be chargeable with liabilities arising out of any other business that NLIC may conduct.
I hereby consent to the filing of this opinion as an exhibit to the Registration Statement filed on Form N-4 for the Contracts.
Very truly yours,
/s/ Rajaa Qadri
Rajaa Qadri
Counsel
Nationwide Life Insurance Company